Exhibit 5.1


                  (LETTERHEAD OF CAHILL GORDON & REINDEL LLP)









                                                                   July 16, 2004

Energy Partners, Ltd.
201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana 70170


                     Re: Registration Statement on Form S-3
                         ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Energy Partners, Ltd., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company and by EPL Pipeline, L.L.C., Nighthawk, L.L.C., EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC and EPL Pioneer Houston, Inc. (collectively, the "Guarantors") with the Securities and Exchange Commission. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of the following securities with an aggregate initial offering price of up to $300,000,000 as shall be designated by the Company: (i) unsecured senior debt securities of the Company, in one or more series (the "Senior Debt Securities"), which are to be issued under a senior indenture to be dated on or about the date of first issuance of Senior Debt Securities thereunder (the "Senior Indenture"), the form of which is filed as an exhibit to the Registration Statement, (ii) unsecured subordinated debt securities of the Company, in one or more series (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which are to be issued under a subordinated indenture to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the "Subordinated Indenture" and together with the Senior Indenture, the "Indentures" and each an "Indenture"), the form of which is filed as an exhibit to the Registration Statement, (iii) guarantees of the Debt Securities (the "Guarantees") by the Guarantors, (iv) shares of common stock of the Company, par value $0.01 per share (the "Common Stock") and (v) shares of preferred stock of the Company (the "Preferred Stock"). The Senior Debt Securities, the Subordinated Debt Securities, the Guarantees, the Common Stock and the Preferred Stock are referred to collectively as the "Securities" and individually as a "Security."



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     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinions expressed below.

     In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and (d) the due authorization, execution and delivery of each document named below by each party other than the Company and EPL Pipeline, L.L.C. and Delaware EPL of Texas, LLC (the "Delaware Guarantors").

     We advise you that, in our opinion:

          (a) With respect to the shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (v) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company so as not to violate any applicable law, the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), the shares of Common Stock (including any Common Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (b) With respect to the shares of Preferred Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iii) if the Preferred Stock is to be sold


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     pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation, including the Certificate of Designation related to the Preferred Stock, and the Amended and Restated Bylaws of the Company so as not to violate any applicable law, the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof), the shares of Preferred Stock (including any Preferred Stock duly issued upon conversion of any other Security), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

          (c) With respect to the Senior Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Senior Indenture has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) an appropriate prospectus supplement with respect to the Senior Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) if the Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Senior Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Senior Debt Securities and related matters; (vi) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Indenture so as not to violate any applicable law, the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Senior Debt Securities have been duly executed and authenticated in

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     accordance with the provisions of the Senior Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Senior Debt Securities, when issued and sold in accordance with the provisions of the Senior Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (d) With respect to the Subordinated Debt Securities, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the Subordinated Indenture has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the TIA;
     (iii) an appropriate prospectus supplement with respect to the Subordinated Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder;
     (iv) if the Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Subordinated Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Subordinated Debt Securities and related matters; (vi) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law, the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Subordinated Debt Securities, when issued and sold in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


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          (e) With respect to the Guarantees, assuming the due organization or incorporation of Nighthawk, L.L.C., EPL of Louisiana, L.L.C. and EPL Pioneer Houston, Inc. (the "Non-Delaware Guarantors"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) the applicable Indenture has been duly authorized, executed and delivered by the Company and the other parties thereto and duly qualified under the TIA;
     (iii) an appropriate prospectus supplement with respect to the applicable Debt Securities and the Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations promulgated thereunder; (iv) the terms of the Debt Securities have been established in accordance with the applicable Indenture; (v) the Debt Securities have been duly issued and executed in accordance with the applicable Indenture and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; (vi) if the Debt Securities and Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such Securities has been duly authorized, executed and delivered by the Company, the Guarantors and the other parties thereto; (vii) the Board of Directors of each Guarantor, including any appropriate committee appointed thereby, and appropriate officers of the Guarantors have taken all necessary corporate action to approve the issuance and terms of the Guarantees and related matters; (viii) the terms of the Guarantees and their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the certificate of incorporation or organization, as the case may be, or the bylaws or operating agreement, as the case may be, of each Guarantor or result in default under or breach of any agreement or instrument binding upon any Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any Guarantor; and (ix) the Guarantees have been duly executed and delivered in accordance with the provisions of the applicable Indenture, the Guarantees, when issued in accordance with the applicable Indenture will constitute valid and binding obligations of each Guarantor enforceable against such Guarantor in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other laws now or hereafter in effect related to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America. We note that (a) John H. Peper, General Counsel of the Company, has rendered an opinion to the Company, dated the date hereof, as to the due incorporation of EPL Pioneer Houston, Inc. and (b) Jackson Walker L.L.P., special counsel to the Company, has rendered an opinion to the Company, dated the date hereof, as to the due organization of each of EPL of Louisiana, L.L.C. and Nighthawk, L.L.C. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.


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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         /s/ Cahill Gordon & Reindel LLP